UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2013

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on June 12, 2013, Safeway Inc. (“Safeway”) entered into an agreement to sell its Canadian operations. The Asset Purchase Agreement (the “Asset Purchase Agreement”), among Safeway, its subsidiaries Canada Safeway Limited (“CSL”), Canada Safeway Liquor Stores ULC (“CSLS”) and Safeway New Canada, Inc., Sobeys Inc. (“Purchaser”) and Purchaser’s parent corporation, Empire Company Limited, provides that CSL and CSLS will sell substantially all of their assets to Purchaser for an aggregate purchase price of C$5.8 billion in cash, subject to a working capital adjustment, plus the assumption of certain liabilities (the “Asset Sale”). The Asset Sale includes the grocery retail, wholesale, distribution, manufacturing and food preparation, retail liquor and tobacco, pharmacy, retail fuel distribution and related ancillary businesses carried on in Canada under the names “Safeway”, “Lucerne”, “Macdonalds Consolidated” and “Storecare” (the “Canadian Business”).

The closing of the Asset Sale is subject to various conditions, including the approval of the Asset Sale under the Competition Act (Canada) and other customary closing conditions. The Asset Purchase Agreement contains representations, warranties, indemnities and covenants of Safeway, CSL and CSLS, including covenants related to the operation of the Canadian Business between signing of the Asset Purchase Agreement and the closing. In addition, Safeway has agreed, subject to certain exceptions, that it will not compete with Purchaser for ten years following the closing in the grocery retail, wholesale, distribution, manufacturing or food preparation, retail liquor or tobacco, pharmacy or retail fuel distribution businesses in Canada for the Canadian market. Safeway also will provide transitional services to Purchaser following the closing, and will assign or license trademarks in connection with the Canadian Business to Purchaser.

The foregoing description of the Asset Purchase Agreement is not intended to be complete and is qualified in its entirety by the terms of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated June 12, 2013, among Safeway Inc., Canada Safeway Limited, Canada Safeway Liquor Stores ULC, Safeway New Canada, Inc., Sobeys Inc. and Empire Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: June 13, 2013	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement, dated June 12, 2013, among Safeway Inc., Canada Safeway Limited, Canada Safeway Liquor Stores ULC, Safeway New Canada, Inc., Sobeys Inc. and Empire Company Limited.